UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	IOSP	NASDAQ

Item 5.07.	Submission of Matters to a Vote of Security Holders

Proposal 1 – Election of two Class II directors

At the annual meeting of Innospec shareholders held on May 10, 2024, the shareholders elected the directors nominated in the Innospec Proxy Statement, dated March 26, with the following votes for and votes withheld:

Director	Votes For	Votes Withheld	Broker Non-Votes
Milton C. Blackmore	22,508,064	578,796	682,328
Leslie J. Parrette	20,473,042	2,613,818	682,328

Proposal 2 – Advisory approval of the Company’s executive compensation

For:	22,720,369
Withheld:	319,903
Abstain:	46,587
Broker Non-Votes:	682,328

Proposal 3—Ratification of the appointment of the Company’s independent registered public accounting firm for 2024

For:	23,744,512
Withheld:	19,767
Abstain:	4,908

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 14, 2024	By:	/s/ David B. Jones
David B. Jones
Senior Vice President, General Counsel and Chief Compliance Officer